UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

PetVivo Holdings, Inc. (the “Company”) entered into a First Amendment to Distribution Services Agreement (the “First Amendment”) with MWI Veterinary Supply Company (“MWI”) on December 13, 2023, whose terms will be effective on January 1, 2024. The First Amendment amends that certain Distribution Services Agreement entered between the Company and MWI on June 17, 2022 (the “Agreement”), pursuant to which the Company appointed MWI on an exclusive basis to distribute, advertise, promote, market, supply, and sell the Company’s lead product, Spryng™ and any other animal and health-related product of the Company identified in the Agreement (the “Products”).

The Amendment confirmed that MWI had exceeded its minimum sales requirements for maintaining exclusivity and received performance rebates for these sales. Nonetheless, the parties mutually agreed that MWI would be a non-exclusive distributor of Spryng™ and the Company’s other animal and health related products for a period of one year commencing on January 1, 2024. The Amendment also modified certain pricing and other financial terms, effective as of January 1, 2024.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: December 19, 2023	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

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